Exhibit 10.2
EXECUTION COPY

New York, New York
As of June 4, 2015
SECOND AMENDED AND RESTATED GUARANTY AGREEMENT
THIS SECOND AMENDED AND RESTATED GUARANTY (this “Guaranty”) is entered into as of June 4, 2015, by FELCOR LODGING TRUST INCORPORATED, a Maryland corporation (“FelCor Trust”), and FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership (jointly and severally referred to herein with FelCor Trust as “Guarantors”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, “Administrative Agent”) for the banks and other financial institutions (“Lenders”) that are parties to the Credit Agreement described below.
WHEREAS, Charleston Mills House Hotel, L.L.C., a Delaware limited liability company, (the “Continuing Borrower”), and Miami AP Hotel, L.L.C., FelCor/JPM Hospitality (SPE), L.L.C., DJONT/JPM Hospitality Leasing (SPE), L.L.C., FelCor Myrtle Kingston Hotel, L.L.C., a Delaware limited liability company, and FelCor Myrtle Kingston Lessee, L.L.C., a Delaware limited liability company (collectively, the “Exiting Borrowers”, and together with the Continuing Borrower, the “Original Borrowers”), JPMC, as Administrative Agent, certain of the Lenders (the “Original Lenders”) and certain other parties thereto entered into an Amended and Restated Revolving Credit Agreement, dated as of December 18, 2012, as amended by Amendment No. 1 thereto, dated as of March 1, 2013, as further amended by Amendment No. 2 dated as of May 23, 2014, and as further amended by Amendment No. 3, dated as of August 15, 2014 (such agreement as so amended, the “Original Credit Agreement”), and the Original Lenders have, upon the terms and subject to the conditions contained therein, made loans and otherwise extended credit to the Original Borrowers;
WHEREAS, under the terms of the Original Credit Agreement, the Original Lenders agreed to make a loan to and for the account of Original Borrowers (whether one or more, collectively, the “Original Loan”), which Original Loan is evidenced by, among other things, certain promissory notes executed in connection with the Original Credit Agreement (such promissory note or promissory notes, together with all extensions, renewals, replacements, restatements or other modifications thereof, being hereinafter collectively referred to as the “Original Notes”). (The Original Credit Agreement, the Original Notes and the other documents executed in connection with, or to guaranty, evidence or secure, in whole or in part, the indebtedness and obligations evidenced thereby, amended, restated, replaced or otherwise modified, to be referred to herein as the “Original Loan Documents”).
WHEREAS, as a condition precedent to the obligations of the Original Lenders under the Original Credit Agreement, Guarantors entered into the Amended and Restated Guaranty Agreement, dated as of December 18, 2012 (the “Original Guaranty”).
WHEREAS, the Continuing Borrower, FelCor Austin Downtown Hotel, L.L.C., a Delaware limited liability company (“Austin Downtown Owner”); FelCor Copley Plaza Owner, L.L.C., a Delaware limited liability company (“Copley Plaza Owner”); FelCor/LAX Hotels, L.L.C., a Delaware limited liability company (“LAX Owner”); FelCor Santa Monica Owner, L.L.C., a Delaware limited liability company (“Santa Monica Owner”); FelCor Union Square Hotel, L.L.C.,

a Delaware limited liability company (“Union Square Owner”); FelCor St. Pete Owner, L.L.C., a Delaware limited liability company (“Vinoy Leasehold Owner”, and together with the Austin Downtown Owner, the Copley Plaza Owner, the LAX Owner, the Continuing Borrower, the Santa Monica Owner, and the Union Square Owner, the “Owners”); FelCor Austin Downtown Lessee, L.L.C., a Delaware limited liability company (“Austin Downtown Operating Lessee”); FelCor Copley Plaza Leasing, L.L.C., a Delaware limited liability company (“Copley Plaza Operating Lessee”); FelCor LAX Lessee, L.L.C., a Delaware limited liability company (“LAX Operating Lessee”); Charleston Mills House Lessee, L.L.C., a Delaware limited liability company (“Mills House Operating Lessee”); FelCor Santa Monica Lessee, L.L.C., a Delaware limited liability company (“Santa Monica Operating Lessee”); FelCor Union Square Lessee, L.L.C., a Delaware limited liability company (“Union Square Operating Lessee”); and FelCor St. Pete Leasing (SPE), L.L.C., a Delaware limited liability company (“Vinoy Operating Lessee”, and together with the Austin Downtown Operating Lessee, the Copley Plaza Operating Lessee, the LAX Operating Lessee, the Mills House Operating Lessee, the Santa Monica Operating Lessee and the Union Square Operating Lessee, the “Lessees”, and together with the Owners, the “Borrowers”) have requested that the Lenders (as defined in the Credit Agreement, defined below) continue to provide a revolving credit facility, including the Original Loan (such facility, the “Loan”) to provide for Borrowers’ working capital and other lawful corporate purposes, and the Lenders have indicated their willingness to continue to lend to Borrowers by amending and restating the Original Credit Agreement pursuant to the Second Amended and Restated Revolving Credit Agreement dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Loan is evidenced by, among other things, certain promissory notes executed in connection with the Credit Agreement (such promissory note or promissory notes, together with all extensions, renewals, replacements, restatements or other modifications thereof, whether one or more being hereinafter collectively referred to as the “Notes”). (The Credit Agreement, the Notes and the other documents now or hereafter executed in connection with, or to guaranty, evidence or secure, in whole or in part, the indebtedness and obligations evidenced thereby, as they may from time to time be amended, restated, replaced or otherwise modified from time to time, to be referred to herein as the “Loan Documents”).
WHEREAS, Guarantors have direct and indirect equity ownership interests in Borrowers, and Guarantors will derive substantial direct and indirect benefits from the making of the Loan.
WHEREAS, it is a condition precedent to the obligations of Lenders to amend and restate the Original Loan Documents, by entering into the Credit Agreement and other Loan Documents, and to continue to make the Loan to Borrowers that Guarantors shall execute and deliver this Guaranty in favor of Administrative Agent, for the benefit of Lenders to amend and restate the Original Guaranty.
NOW THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of the Loan, any credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Borrowers under the Loan Documents by Administrative Agent and Lenders, each Guarantor hereby amends and restates the Original Guaranty and furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) as follows:

Section 1.    Certain Definitions. All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
Section 2.    Nature and Scope of Guaranty. Each Guarantor hereby reaffirms and continues its guarantee under the Original Guaranty and hereby absolutely and unconditionally guarantees to Administrative Agent the prompt and unconditional payment of the Guaranteed Obligations (as hereinafter defined) when due (after any applicable notice, grace, or cure periods, if any, set forth in the Loan Documents), subject to the terms hereof. The term “Guaranteed Obligations” as used in this Guaranty shall mean all Obligations arising under the Credit Agreement, any Note, and the other Loan Documents.
It is expressly understood and agreed that this is a continuing guaranty and that the obligations of Guarantors hereunder are and shall be absolute under any and all circumstances, without regard to the validity, regularity or enforceability of any Note, the Credit Agreement, or the other Loan Documents, a true copy of each of said documents Guarantors hereby acknowledge having received and reviewed.
Section 3.    Subrogation. Any indebtedness of a Borrower to either Guarantor now or hereafter existing (including, but not limited to, any rights to subrogation Guarantor may have as a result of any payment by such Guarantor under this Guaranty), together with any interest thereon, shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Obligations. Until payment in full of the Obligations (and including interest accruing on any Note after the commencement of a proceeding by or against a Borrower under any Debtor Relief Laws and the regulations adopted and promulgated pursuant thereto, which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantors notwithstanding any contrary practice, custom or ruling in cases under any Debtor Relief Laws generally), Guarantors agree not to accept any payment or satisfaction of any kind of indebtedness of any Borrower to Guarantors and hereby assign such indebtedness to Administrative Agent, including the right to file proof of claim and to vote thereon in connection with any such proceeding under any Debtor Relief Laws, including the right to vote on any plan of reorganization. Further, each Guarantor agrees that until such payment in full of the Obligations, (a) neither of them shall accept payment from the other by way of contribution on account of any payment made hereunder by such party to Administrative Agent, (b) neither of them will take any action to exercise or enforce any rights to such contribution, and (c) if either Guarantor should receive any payment, satisfaction or security for any indebtedness of a Borrower to either Guarantor or for any contribution by the other to such Guarantor for payment made hereunder by the recipient to Administrative Agent, the same shall be delivered to Administrative Agent in the form received, endorsed or assigned as may be appropriate for application on account of, or as security for, the Obligations, and until so delivered, shall be held in trust for Administrative Agent as security for the Obligations.
Section 4.    Expenses of Enforcement. Each Guarantor agrees that such Guarantor will reimburse Administrative Agent, to the extent that such reimbursement is not made by a Borrower or any other Loan Party, for all reasonable expenses (including counsel fees and disbursements) incurred by Administrative Agent in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Guaranty.

Section 5.    Application of Monies. Subject to the terms of the Credit Agreement, all monies available to Administrative Agent for application in payment or reduction of the Obligations may be applied by Administrative Agent in such manner and in such amounts and at such time or times and in such order and priority as Administrative Agent may see fit to the payment or reduction of such portion of the Obligations as Administrative Agent may elect.
Section 6.    Waivers. Each Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of non-payment, non-performance or non-observance, or other proof, notice of intention to accelerate, notice of acceleration, or notice or demand, whereby to charge either Guarantor therefor.
Each Guarantor further agrees that the validity of this Guaranty and the obligations of each Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Administrative Agent of any rights or remedies which it may have under or with respect to either the Credit Agreement, any Note, or the other Loan Documents, against any Person obligated thereunder or the Collateral Properties covered under the Credit Agreement, or (b) by reason of any failure to file or record any of such instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release of any of the Collateral Properties covered under the Credit Agreement or other collateral for the Loan or (d) by reason of Administrative Agent’s failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Administrative Agent may have hereunder or in respect to this Guaranty, or (e) by reason of the commencement of a case under any Debtor Relief Law by or against any Person obligated under the Credit Agreement, any Note, or the other Loan Documents, or (f) by reason of any transfer or assignment of the Loan by Administrative Agent or (g) by reason of any payment made on the Obligations or any other indebtedness arising under the Credit Agreement, any Note, or the other Loan Documents, whether made by a Borrower or either Guarantor or any other Person, which is required to be refunded pursuant to any Debtor Relief Law; it being understood that no payment so refunded shall be considered as a payment of any portion of the Obligations, nor shall it have the effect of reducing the liability of either Guarantor hereunder. It is further understood, that if a Borrower shall have taken advantage of, or be subject to the protection of, any provision in any Debtor Relief Law, the effect of which is to prevent or delay Administrative Agent from taking any remedial action against a Borrower, including the exercise of any option Administrative Agent has to declare the Obligations due and payable on the happening of any Event of Default or event by which under the terms of the Credit Agreement, any Note, or the other Loan Documents, the Obligations shall become due and payable, Administrative Agent may, as against either Guarantor, nevertheless, declare the Obligations due and payable and enforce any or all of its rights and remedies against either Guarantor provided for herein.
Section 7.    Covenants and Representations. Each Guarantor further covenants that this Guaranty shall remain and continue in full force and effect as to any modification, extension or renewal of the Credit Agreement, any Note, or the other Loan Documents, that Administrative Agent shall not be under a duty to protect, secure or insure any Collateral Property covered under the Credit Agreement, and that other indulgences or forbearance may be granted under any or all of such documents, all of which may be made, done or suffered without notice to, or further consent of, each Guarantor.

Each Guarantor represents and warrants to Administrative Agent and Lenders that:
(a)    each Guarantor (i) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Guaranty and consummate the transactions contemplated hereby;
(b)    each Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Guaranty;
(c)    this Guaranty has been duly executed and delivered by or on behalf of each Guarantor and constitutes legal, valid and binding obligations of each Guarantor enforceable against each Guarantor in accordance with its terms, subject only to applicable Debtor Relief Laws, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and
(d)    the execution, delivery and performance of this Guaranty by each Guarantor will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of such Guarantor pursuant to the terms of its Organizational Documents, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement, franchise agreement, or other agreement or instrument to which such Guarantor is a party or by which any of such Guarantor’s property or assets is subject, nor will such action result in any violation of the provisions of any applicable statute or any applicable order, rule or regulation of any court or Governmental Authority or body having jurisdiction over such Guarantor or any of such Guarantor’s other assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by each Guarantor of this Guaranty has been obtained and is in full force and effect, in each case if such Guarantor’s noncompliance with this clause (d) would reasonably be expected to have a Material Adverse Effect.
As a further inducement to Administrative Agent to make the Loan and in consideration thereof, each Guarantor further covenants and agrees (a) that in any action or proceeding brought by Administrative Agent against such Guarantor on this Guaranty, each Guarantor shall and does hereby waive trial by jury, (b) that a New York State District Court in New York County, New York, or, in a case involving diversity of citizenship, the United States District Court located in the Borough of Manhattan in New York, New York, shall have exclusive jurisdiction of any such action or proceeding, and (c) that service of any summons and complaint or other process in any such action or proceeding may be made by registered or certified mail directed to each Guarantor at such Guarantor’s address set forth in Section 9 below, each Guarantor waiving personal service thereof. Nothing in this Guaranty will be deemed to preclude Administrative Agent from bringing an action or proceeding with respect hereto in any other jurisdiction.
Section 8.    Guaranty of Payment. This is a guaranty of payment, and not of collection, and upon any Event of Default under the Credit Agreement, any Note, or the other Loan Documents,

Administrative Agent may, at its option, proceed directly and at once, without notice to any Borrower, against each Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against any Borrower or any other Person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the mortgaged property or other collateral for the Loan. Each Guarantor hereby waives the pleading of any statute of limitations as a defense to the obligation hereunder.
Section 9.    Notices. All notices required or permitted hereunder shall be given and shall become effective as provided in the Credit Agreement. Notices to each Guarantor shall be addressed as follows:
c/o FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062
Attention: General Counsel
Facsimile No.: (972) 444-4949

With a copy to:	Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, TX 75201-4675 Attention: Robert W. Dockery, Esq. Facsimile No.: (214) 969-4343
Section 10.    Successors and Assigns; Change in Organization. Each reference herein to Administrative Agent shall be deemed to include its successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Lenders shall be deemed to include their successors and assigns, to whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of such Guarantor, all of whom shall be bound by the provisions of this Guaranty.
If Guarantor is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals or entities comprising the partnership, and the term “Guarantor,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and its partners shall not thereby be released from any liability. If Guarantor is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Guarantor” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in the foregoing paragraph shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership or corporation, which may be set forth in the Credit Agreement, each Mortgage or any other Loan Document.
Section 11.    Authority. Each Guarantor (and its representatives, executing below, if any) has full power, authority and legal right to execute this Guaranty and to perform all its obligations under this Guaranty.

Section 12.    Amendments and Waivers. This Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Administrative Agent or a Borrower, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 13.    GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS GUARANTY AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THOSE CONFLICT OF LAW PROVISIONS THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION). WITHOUT IN ANY WAY LIMITING THE PRECEDING CHOICE OF LAW, THE PARTIES ELECT TO BE GOVERNED BY NEW YORK LAW IN ACCORDANCE WITH, AND ARE RELYING (AT LEAST IN PART) ON, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
Section 14.    CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE UNITED STATES DISTRICT COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK AND APPELLATE COURTS FROM ANY THEREOF. EACH GUARANTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.
Section 15.    Miscellaneous. This Guaranty may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single agreement of Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
This Guaranty constitutes the entire agreement of each Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. This Guaranty shall supersede the Original Guaranty in its entirety, except as provided in Section 2 (with respect to the continuation of the original guaranty) and this Section 15. On the Restatement Date (as defined in the Credit Agreement), the rights and obligations of the parties under the Original Guaranty shall be subsumed within and be governed by this Guaranty; provided however, that any of the obligations and liabilities of Guarantor outstanding under the Original Guaranty shall, for purposes of this Guaranty, be obligations and liabilities of the Guarantor hereunder. The provisions of this Guaranty are severable, and the invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.
Section 16.    Exculpation. Notwithstanding anything to the contrary contained in this Guaranty, the only entities or persons with any financial or other obligation under this Guaranty, at law or in equity, are Guarantors and Administrative Agent, and Lenders shall look solely to the assets of Guarantors and its general partner(s) for the satisfaction of any claim arising under, or in connection with, this Guaranty, at law or equity. Except for any general partner of either Guarantor, no present or future Constituent Member (as hereinafter defined) in either Guarantor, nor any present or future shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in either Guarantor or of or in any person or entity that is or becomes a Constituent Member in either Guarantor, shall have any personal or other liability, directly or indirectly, under or in connection with this Guaranty. Administrative Agent and Lenders, on behalf of themselves and their respective successors and assigns, hereby waive any and all such personal or other liability. The term “Constituent Member”, as used herein, shall mean any direct partner or member in the applicable Guarantor and any Person that, directly or indirectly through one or more other partnerships, limited liability companies, corporations or other entities, is a partner or member in such Guarantor except for any general partner of such Guarantor. Notwithstanding anything to the contrary contained in this Guaranty, neither the negative capital account of any Constituent Member in either Guarantor nor any obligation of any Constituent Member in either Guarantor to restore a negative capital account or to contribute or loan capital to either Guarantor or to any other Constituent Member in either Guarantor shall at any time be deemed to be the property or an asset of either Guarantor (or any such other Constituent Member) and neither Administrative Agent nor Lenders nor any of their respective successors or assigns shall have any right to collect, enforce or proceed against any Constituent Member with respect to any such negative capital account or obligation to restore, contribute or loan.
Section 17.    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or Guarantor is made, or Administrative Agent or any Lender exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, all as if such payment had not been made or such setoff had not occurred and whether or not Administrative Agent or the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

Section 18.    California State-Specific Waiver. In the event of any inconsistencies between the terms and conditions that follow and the other terms and conditions of this Guaranty, the following terms and conditions shall control and be binding. Each Guarantor hereby waives:
(a)    Presentment, demand, protest, notice of protests, notice of dishonor, notice of intention to accelerate, notice of acceleration and notices of non-payment and notice of acceptance of this Guaranty;
(b)    The right, if any, to the benefit of or to direct the application of, any security held by Administrative Agent, including any Collateral Properties; and all rights of subrogation, any right to enforce any remedy which either Guarantor now has or hereafter may have against a Borrower and any right to participate in any security now or hereafter held by Administrative Agent;
(c)    The right to require Administrative Agent to proceed against any Borrower or to proceed against any security now or hereafter held by Administrative Agent or to pursue any other remedy in Administrative Agent’s power;
(d)    The benefits, if either Guarantor is entitled to any benefits, of any single-action legislation or of any or all anti-deficiency statutes or regulations or judicial interpretations thereof, including, but not limited to, any protection which may be afforded such Guarantor by California Code of Civil Procedure Sections 580a, 580b, 580d and 726, and any amendments or modifications thereto. Each Guarantor understands and agrees that by waiving the anti-deficiency protections referred to herein, such Guarantor can be held liable for a deficiency judgment following a non-judicial foreclosure sale (including a non-judicial foreclosure sale of a purchase money obligation) even if the price paid for any Collateral Property at the non-judicial foreclosure sale is less than the fair value of such Collateral Property; and each Guarantor further understands and agrees that such Guarantor is waiving its defense that the price paid for any Collateral Property at a judicial foreclosure sale may not be equal to the fair value of such Collateral Property; and each Guarantor further understands and agrees that by such Guarantor waiving its right to a fair value hearing following the foreclosure sale that Administrative Agent can seek a deficiency against such Guarantor up to the entire amount of the sums guaranteed hereby less the amount paid for any Collateral Property at the non-judicial or judicial foreclosure sale;
(e)    Any right of subrogation which either Guarantor may have under California law to seek reimbursement from a Borrower of any sums paid by such Guarantor to Administrative Agent pursuant to this Guaranty until the prior full and indefeasible repayment of the Loan in accordance with the Loan Documents;
(f)    Any estoppel defense arising out of Section 580d of the California Code of Civil Procedure;
(g)    Any defense arising out of absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of either Guarantor against a Borrower or against any security resulting from the exercise or election of any remedies by Administrative Agent, including the exercise of the power of sale under any Mortgage, and any defense arising by reason of any disability or other defense of a Borrower or by reason of the cessation, from any cause, of the liability of a Borrower;
(h)    The benefit of or right to assert any statute of limitations affecting either Guarantor’s liability hereunder or the enforcement thereof, including but not limited to the provisions of California Code of Civil Procedure Sections 580a and 726 that require that any action for a deficiency be brought within three (3) months after a foreclosure under any Mortgage;
(i)    Any partial payment by any Borrower or other circumstances which operate to toll any statute of limitations as to any Borrower shall also operate to toll the statute of limitations as to each Guarantor;
(j)    Any defense based upon any change in name, location, composition or structure of any Borrower, or any change in the type of business conducted by any Borrower, or any other change in the identity or legal status of any Borrower;
(k)    Any defense based upon the failure (if any) of Administrative Agent to (i) obtain a similar guaranty from any other Person, or (ii) file a creditor’s claim in the estate (in administration, bankruptcy or any other proceeding) of any Person;
(l)    Any rights which either Guarantor may have under California Civil Code Sections 2809, 2810, 2819, 2822(a), 2845, 2849, 2850, 2899 and 3433; and
(m)    Without limiting the foregoing, each Guarantor waives all rights and defenses that such Guarantor may have because Borrowers’ debt is secured by real property. This means, among other things:

(i)	Administrative Agent may collect from either Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower.

(ii)	If Administrative Agent forecloses on any real property collateral pledged by any Borrower:

(A)	The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(B)
Administrative Agent may collect from either Guarantor even if Administrative Agent, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because Borrowers’ debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

Each Guarantor waives all rights and defenses arising out of an election of remedies by Administrative Agent, even though the election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.
[Signatures on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed this Guaranty as of the date first above set forth.
FELCOR LODGING TRUST INCORPORATED, a Maryland corporation

By: /s/Jonathan H. Yellen
Name:    Jonathan H. Yellen

Title:	Executive Vice President, General Counsel & Secretary

FELCOR LODGING LIMITED PARTNERSHIP, a Delaware limited partnership
By: FelCor Lodging Trust Incorporated, its General Partner

By: /s/Jonathan H. Yellen
Name:    Jonathan H. Yellen

Title:	Executive Vice President, General Counsel & Secretary